TRADEMARK LICENSE AGREEMENT

                                  between

                The U.S. Securities and Exchange Commission

                                    and

                           EdgarFiling.net, Inc.

    Whereas the U.S. Securities and Exchange Commission ("SEC") has adopted and is using the mark EDGAR(C) (the "Mark"), and has filed and registered the Mark, among other marks, with the U.S. Patent and Trademark Office as trademarks; and

    Whereas, EdgarFiling.net, Inc. ("EFN") desires to incorporate and otherwise use the Mark in the production and promoting of its products and services and in other specified activities;

    Now,   therefore,  in  consideration  of  the  mutual  promises  herein contained, it is agreed that:

     1.   Grant of License.

    The SEC hereby grants to EFN a non-exclusive, non-assignable, royalty-free right ("License") to use the Mark in connection with goods, services and promotional activities related to provision of financial information about filings made with the SEC, such License to be subject to the terms of this Trademark License Agreement ("Agreement").

     2.   Quality Control.

    The SEC shall have the right, at all reasonable times, to inspect EFN's goods, services and promotional activities employing the Mark to ensure that such use is of proper quality and otherwise consistent with this Agreement.

     3.   Duration, Termination and Renewal.

         a. The initial term of this Agreement is ten years from the date of execution. This Agreement may be renewed for subsequent ten-year terms by the mutual consent of the parties and the execution of a valid Renewal Agreement. Upon termination of this Agreement, all rights of EFN to use the Mark shall immediately terminate.

         b. In the event of a breach of any of the terms and conditions of this License by EFN, the SEC shall give EFN written notice of such breach. In the event EFN does not cure such breach within thirty (30) days, the SEC may immediately terminate this License and shall notify EFN in writing of such termination within five (5) days of such termination.

     4.   Sale, Dissolution, or Insolvency of EFN.

     If EFN is sold or dissolved, or is the subject of bankruptcy proceedings, the SEC shall have the right to terminate the License immediately.

     5.   Validity of Ownership of Mark.

     EFN is prohibited from challenging or contesting in any way the validity of the SEC's registration of the Mark with the U.S. Patent and Trademark Office or the SEC's exclusive worldwide ownership of the Mark.

     6.   Use of the Mark.

     Before EFN uses the Mark in production, promotions or other publicly distributed materials, it shall send a copy of the representative item showing each proposed use to, and obtain approval from, the Associate General Counsel for Litigation and Administrative Practice, Securities and Exchange Commission, 450 5th Street, N.W., Mail Stop 2-7, Washington, D.C. 20549. The Associate General Counsel may from time to time thereafter request in writing copies of additional representative items showing EFN's use. EFN shall provide such items within ten days following such request. In either case, the Associate General Counsel, or his or her designee, shall, within twenty days of receipt, review said items to determine if they comply with the terms and conditions of this Agreement. If the Associate General Counsel or his or her designee has not objected in writing within twenty days following receipt of any items provided as required herein, they shall be deemed approved.

         a. EFN acknowledges and agrees that (i) the Mark is a trademark of the SEC and the SEC holds it out to the public as such; and (ii) the Mark is registered as a trademark with the U.S. Patent and Trademark Office (U.S. Registration No. 1,829,234).

         b. In using the Mark, standing alone or as incorporated in EdgarFiling.net, EFN shall clearly indicate that the Mark is federally registered with the U.S. Patent and

                               2

Trademark Office and that it is the property of the SEC. Such indication of registration shall be in the form of the c designation, including, where possible, but at a minimum in conjunction with EFN's initial use of the Mark within each of its products, services, or promotion materials (e.g., on the first or welcome screen of any EFN on-line computer service, on the cover or first page of any user manual or promotion material, and after the first reference to the Mark in any advertisement), the following words:

          "EDGAR(C)   is  a  federally  registered  trademark  of  the   U.S.
          Securities  and  Exchange  Commission.  EdgarFiling.net  is   not
          affiliated with or approved by the U.S. Securities and Exchange Commission."

          C. EFN's use of the Mark shall not be portrayed as an endorsement or recommendation by the SEC of any of EFN's products or services.

          d. The SEC makes no ownership claim to any of EFN's product designations, other than as provided in this Agreement.

     7.   Infringement.

     EFN shall notify the SEC of any potential infringement of the Mark of which EFN is aware.

     8.   Governing Law.

     This Agreement shall be interpreted and implemented in accordance with the federal common law as interpreted by the U.S. District Court for the District of Columbia. EFN shall comply with all applicable legal requirements governing trademark use.

     9.   Indemnification.

     EFN agrees to indemnify and hold the SEC harmless from any and all claims, damages and attorney's fees arising from the use of the Mark by EFN in its operations under the Agreement, except to the extent such claims, damages and fees arose in connection with any act or failure to act by the SEC.

     10.  Amendment.

     This Agreement may be amended only through a written instrument executed by a duly authorized representative of each of the parties hereto.

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In witness whereof, the SEC and EFN have executed this Agreement as of the
                           7th  day of May 2000

U.S SECURITIES AND EXCHANGE COMMISSION

By:

/s/RICHARD D. HEROUX
Office of Information Technology
Title:
DATED:

EDGAR FILING.NET, INC.

By:

/s/Thomas M. Chavez
Title: President

                                CERTIFICATE

Certify that I am the president of EdgarFiling.net, Inc.; that I who signed this Agreement for the corporation, was then president of the corporation; and that the Agreement was duly signed for and on behalf of the corporation by authority of its board of directors and within the scope of its corporate powers.

Witness  my hand and the seal of the corporation this 7th day  of  MAY 2000.


/s/Thomas M. Chavez

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